UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2014

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 14, 2014, Gordmans, Inc. (the “Borrower”), a wholly owned subsidiary of Gordmans Stores, Inc. (the “Company”), entered into the Consent, Waiver and Seventh Amendment to Loan, Guaranty and Security Agreement (the “Revolver Amendment”), which amends that certain Loan, Guaranty and Security Agreement, originally dated as of February 20, 2009, by and among the Borrower, each of the other credit parties signatory thereto, the lenders party thereto and Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC, as the arranger and administrative agent for the lenders (“Wells Fargo”).

The Revolver Amendment, among other things: (a) waived the restriction associated with the $15.0 million prepayment of the senior term loan; (b) provides a 0.25% increase in the interest rate for base rate advances and LIBOR rate advances during both seasonal and non-seasonal periods; (c) introduces a minimum liquidity test that is measured based on operating performance and a minimum fixed charge coverage ratio as defined in the agreement and requires minimum excess availability of at least $20.0 million should the liquidity test not be met and, otherwise, minimum excess availability equal to the greater of 10% of the borrowing base or $6.0 million; and (d) introduces an early termination fee of 1% of the outstanding balance under the revolving line of credit facility on the termination date should the termination be within two years of date of the Revolver Amendment.

On November 14, 2014, the Borrower also entered into the Second Amendment to the Loan, Guaranty and Security Agreement (the “Term Loan Amendment”), which amends that certain Loan, Guaranty and Security Agreement, originally dated as of August 27, 2013, by and among the Borrowers, the guarantors from time to time party thereto and Cerberus Business Finance, LLC, as the collateral and administrative agent for the lenders (the “Senior Term Loan”).

The Term Loan Amendment, among other things, (a) removes the fixed charge coverage ratio covenant; (b) revises the leverage ratio covenant to be less restrictive for fiscal quarters commencing with the fourth quarter of fiscal 2014 through the maturity date; and (c) revises the liquidity test to which the Company is subject at each measurement date (as defined in the Senior Term Loan) to require minimum excess availability of differing amounts based on the Company’s fixed charge coverage ratio.

The descriptions of the Revolver Amendment and the Term Loan Amendment set forth above are qualified in their entirety by the Revolver Amendment and Term Loan Amendment, respectively, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consent, Waiver and Seventh Amendment to Loan, Guaranty and Security Agreement, dated November 14, 2014, by and among Gordmans, Inc., each of the other credit parties signatory thereto, the lenders party thereto and Wells Fargo Bank, National Association, as arranger and administrative agent for the lenders.

10.2	Second Amendment to Loan, Guaranty and Security Agreement, dated as of November 14, 2014, to the Loan Guaranty and Security Agreement, dated as of August 27, 2013, by the Borrower, the guarantors from time to time party thereto and Cerberus Business Finance, LLC, as the collateral and administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: November 19, 2014	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Chief Financial Officer, Senior Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consent, Waiver and Seventh Amendment to Loan, Guaranty and Security Agreement, dated November 14, 2014, by and among Gordmans, Inc., each of the other credit parties signatory thereto, the lenders party thereto and Wells Fargo Bank, National Association, as arranger and administrative agent for the lenders.

10.2	Second Amendment to Loan, Guaranty and Security Agreement, dated as of November 14, 2014, to the Loan Guaranty and Security Agreement, dated as of August 27, 2013, by the Borrower, the guarantors from time to time party thereto and Cerberus Business Finance, LLC, as the collateral and administrative agent for the lenders.

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